                                                                                                       EXHIBIT 99.3

                                               KRAMONT REALTY TRUST

                                                REQUEST FOR WAIVER

                                 DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN

I/we hereby request that Kramont Realty Trust (the "Company") grant a waiver of the limitations relating to the optional cash payment set forth below that is proposed to be made under the Distribution
Reinvestment and Share Purchase Plan of the Company (the "Plan").  Capitalized terms used herein and not otherwise defined have the meanings set forth in the Prospectus dated June __, 2001 relating to the
Plan.

A Request for Waiver must be received by the Company no later than the applicable investment date.
Participants interested in obtaining further information about any proposed Request for Waiver should contact Ms. Mary Gannon, Secretary of the Company, at (610) 825-7100.

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Proposed Optional Cash Payment

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Proposed Method of Payment

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Name

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Social Security Number or Tax Identification Number

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Street Address

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City                                State                     Zip

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Fax Number

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Date

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Signature